Exhibit 15.1

January 16, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated April 26, 2023, July 27, 2023, and October 26, 2023 on our reviews of interim financial information of Carrier Global Corporation, which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 are incorporated by reference in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Miami, Florida